UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2006

FLIR Systems, Inc.

(Exact name of Registrant as specified in its charter)

Oregon	0-21918	93-0708501
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700A SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

(503) 498-3547

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Stock Option and Deferred Stock Grants. On February 13, 2006, the Compensation Committee of the Board of Directors of the Company granted the Company’s executive officers options to purchase the Company’s common stock and deferred stock as follows:

Name	Title	Deferred Stock	Shares Underlying Stock Options

Earl R. Lewis	Chairman of the Board of Directors, President and Chief Executive Officer	13,800	145,200
Arne Almerfors	Executive Vice President and President, Thermography Division	6,600	66,900
Stephen M. Bailey	Senior Vice President, Finance and Chief Financial Officer	6,600	66,900
James A. Fitzhenry	Senior Vice President, Corporate Operations and Law, Corporate Secretary	3,300	34,200
Denis A. Helm	Senior Vice President, Business Development	1,500	17,100
William A. Sundermeier	Co-President, Imaging Division	5,700	59,700
Andrew C. Teich	Co-President, Imaging Division	5,700	59,700
Anthony Trunzo	Senior Vice President, Corporate Strategy & Development	4,200	43,500

All of the stock option and deferred stock grants described above were made pursuant to the Company’s 2002 Stock Incentive Plan, which was approved by the Company’s shareholders. All of the stock options granted on February 13, 2006 have an exercise price of $25.14, the closing price of the Company’s common stock on the Nasdaq Stock Market on February 13, 2006. All of the deferred stock grants will be issued on an annual basis ratably over a three year period. All of the options have a term of ten years and vest ratably over a three year period based on the Company achieving certain performance goals for each of the three years as follows:

EPS Growth(1)	Percentage of Shares To Vest in Each Year

Less than 10%	0%
10-14.9%	50%
15-19.9%	75%
20% or greater	100%

(1)	Excludes expenses associated with share-based compensation.

Executive Employment Agreement. The Company entered into an Employment Agreement (the “Agreement”) with Earl R. Lewis on February 14, 2006, pursuant to which Mr. Lewis is employed by the Company as President and Chief Executive Officer. The Agreement is for a term ending January 1, 2008, and provides for a minimum annual base salary of $700,000 for 2006 and $750,000 for 2007 and annual bonus eligibility based on the Company achieving certain levels of diluted earnings per share as provided in the Agreement. Pursuant to the Agreement, Mr. Lewis will also be eligible for grants of stock options based upon achievement of objectives and for such quantity as determined by the Compensation Committee of the Company’s Board of Directors. If Mr. Lewis terminates the Agreement or the Company terminates the Agreement for “Cause” (as defined in the Agreement), Mr. Lewis would be paid through the date of termination. If the Company terminates the Agreement without Cause, the Company would be required to continue to pay Mr. Lewis an amount equal to his base salary in effect at the time of termination for a period equal to the greater of 18 months or the remaining term of the Agreement plus certain bonus payments. In addition, if the Company terminates the Agreement without Cause, all options granted to Mr. Lewis will immediately vest. In the event that the Agreement terminates as a result of the death of Mr. Lewis, the Company would be required to pay an amount equal to one year’s base salary to Mr. Lewis’ estate or designated beneficiary. The Agreement also provides that Mr. Lewis will be entitled to all benefits made available to other executive officers and provides for the payment of certain housing, relocation, and automobile and travel expenses incurred by Mr. Lewis.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1 Executive Employment Agreement dated as of February 14, 2006 between FLIR Systems, Inc. and Earl R. Lewis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 17, 2006.

FLIR SYSTEMS, INC.
(Registrant)

By	/s/ Stephen M. Bailey
Stephen M. Bailey
Sr. Vice President, Finance and
Chief Financial Officer